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                                                                   EXHIBIT 10.17


                                 POPEYE LICENSE

THIS AGREEMENT made this 1st day of January 1981 by and between
                         ---

                        KING FEATURES SYNDICATE,
                        Division of THE HEARST CORPORATION,
                        235 East 45th Street
                        New York, New York 10017
                        ("King Features")

                                A
                                 N
                                  D

                        POPEYES FAMOUS FRIED CHICKEN, INC.
                        A Louisiana corporation,
                        1333 South Clearview Parkway
                        Jefferson, Louisiana 70121
                        ("PFFC")

        The following when executed by the parties hereto shall set forth their agreement with respect to the use by PFFC of certain of the characters contained in the cartoon strip entitled POPEYE, their names, pictures, likenesses, images, symbols, caricatures, cartoons and signatures in connection with PFFC's business as specifically described below on the following terms and conditions:

        1. King Features grants to PFFC the sole and exclusive right in the countries listed on the attached Schedule A for the term of this agreement to reproduce and use, subject to the terms and conditions of this agreement, the names, pictures, portraits, photographs, likenesses, images, symbols, caricatures, cartoons and signatures of any of the characters of the POPEYE cartoon strip listed in Schedule B (hereinafter collectively referred to as "Cartoon") for the purpose of PFFC's business and trade only

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and the advertising thereof, as hereinafter defined and set forth. Moreover,
King Features agrees that each country outside of the United States and not presently on Schedule A will be automatically added to the schedule when King Features' presently existing licenses therein for hamburgers or restaurant services are terminated or not renewed.

        2. King Features hereby agrees not to object to PFFC's use and registration of the mark POPEYES in connection with its business and trade in any of the countries covered by the agreement during the term of this agreement. Moreover, to effect the intent of this paragraph, King Features agrees to assign to PFFC, subject to paragraph 19 hereof, or surrender for cancellation or withdraw any trademark or service mark application or registration which it owns and which is cited as a bar by any governmental authority to the registration of POPEYES by PFFC pursuant to this paragraph in any country covered by this agreement.

        3. PFFC's business and trade is hereby described as the operation and supply and franchising the operation of restaurants under the name POPEYES specializing in the sale of food items such as fried chicken, french fries and other prepared or packaged foods or food ingredients. The foregoing shall not apply to the reproduction of any of the copyrighted designs or the features licensed hereunder.

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        4.      In consideration of paragraphs 1 and 2 above, PFFC agrees to account for and pay to King Features in United States currency a royalty of one-half of one percent (1/2 of 1%) of gross sales in the countries covered by this agreement on the first cumulative gross sales of One Hundred Million Dollars ($100,000,000.00), and thereafter a royalty of three-eighths of one percent (3/8 of 1%) of gross sales in such countries for so long as the United States copyright in the original Popeye cartoon character is subsisting. As used herein, "gross sales" means the gross sales of the POPEYES restaurant units of PFFC, its subsidiaries and its franchisees and/or licensees.

        5. Any and all monies due hereunder, pursuant to paragraph 4 hereof shall be due and payable to King Features in New York, New York in United States currency at the then prevailing rates of exchange in New York within ninety (90) days following the completion of the first year ending December 31, 1981 covering all gross sales accruing during said year and thereafter within ninety
(90) days following the completion of each six (6) month period (January 1 through June 30 and July 1 through December 31) commencing as of January 1, 1982 and covering all gross sales during the said six (6) month period. Such payments shall be made without any deduction for a tax, assessment or levy, or any cost of exchange or expense of transmitting said funds. PFFC assumes the sole responsibility of procuring such permits for the

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export of funds as may be required in the countries in which PFFC is licensed hereunder. To the extent that it is impossible to make such payments due to the "blocking" of funds by governmental rule, regulation or order, such blocked funds shall be deposited to the credit of King Features in such depository as King Features designates subject to such governmental rule, regulation or order. Any payments which are not made by PFFC on or before the 90th day following the completion of the applicable period as indicated above shall bear interest per annum from the completion of such applicable period at the lower of the following rates: (i) the prevailing prime rate of interest charged by Manufacturers Hanover Trust Company in New York on the day following the completion of the applicable period or, (ii) at the highest rate of interest which may be charged under the laws of New York. This provision for the payment of interest on late payments shall not act as a waiver of the right to terminate this license under paragraph 6.

        6. PFFC agrees to keep accurate and complete records on total gross sales of all of its POPEYES operations in the countries covered by this agreement and to open up all such books and records which reflect gross sales for the inspection of King Features or its agents or designees at any time and from time to time during regular business hours, whenever such inspection is requested by King Features. King Features shall have the right to make copies of such books and records.
                                      -4-
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Further, PFFC agrees to render to King Features verified written statements of such operations no later than forty-five (45) days following the completion of each six (6) month period this agreement is in effect commencing as of July 1, 1981.

        It is further agreed that if PFFC fails to make any such payments or to render any such statements, as aforesaid, or if PFFC otherwise violates any of the material terms of this agreement, and such default in performance or violation of the agreement is not cured within sixty (60) days after written notice thereof is given to PFFC, then King Features shall have the right to treat each such failure or violation as a material breach of this agreement entitling it to all rights and remedies allowable by law for such breach, including, without limitation, the right to terminate this agreement at any time after such breach and to retain whatever monies have theretofore been paid hereunder by PFFC to King Features.

        Further, PFFC agrees to cause its franchisees and/or licensees to keep accurate and complete books and records of their total gross sales. PFFC's franchise agreements shall provide for a right of inspection of such books and records by PFFC or its representative. On request of King Features, PFFC shall appoint King Features as its representative to inspect such books, records and documents reflecting the franchisee's total gross sales in the countries covered by this agreement. If such franchisee

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and/or licensees should refuse to comply with the said instructions or any of them, PFFC agrees to institute and prosecute diligently and in good faith such action or proceeding as may be necessary to compel compliance with the said instructions.

        7. The term of this agreement shall be for a five (5) year period commencing as of January 1, 1981 and shall be automatically renewed thereafter from year to year provided that all of the terms and conditions to be performed by PFFC hereunder have been met and that PFFC is not in breach of or default of this agreement. However, PFFC shall have the right not to renew this agreement if it gives written notice thereof to King Features at least ninety (90) days prior to the end of the then subsisting term.

        8. All decisions relating to PFFC's business as described hereunder and the operation thereof shall be, except as otherwise provided herein, within PFFC's sole power and discretion.

                PFFC is aware of the high reputation that the Cartoon and characters enjoy and PFFC agrees that the quality of services, products and facilities provided by it and its franchisees and/or licensees hereunder shall accord with and maintain the high reputation, and that said Cartoon characters will not in any way be used by it or its franchisees in any way that will disparage the POPEYE cartoon or the characters thereof.

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        9.      King Features shall make available to PFFC without cost at
PFFC's request existing original drawings, color separations or other mechanical aspects of the Cartoon for PFFC's use hereunder. PFFC will return all of the foregoing to King Features in good condition upon request. Further, King Features shall furnish such cooperation and assistance to PFFC, at PFFC's request, as King Features is able with respect to the use of said artwork and Cartoon hereunder in PFFC's business.

        10. As a material condition of this agreement, PFFC will properly affix to each reproduction of the Cartoon or any part thereof licensed hereunder such due notice of copyright in the name of King Features Syndicate, Inc. (or any such other name as is furnished therefor in writing by King Features to
PFFC), as is provided by the Universal Copyright Convention and the laws of the particular country in which the reproduction is utilized, published or exhibited, such as "(C) by King Features Syndicate, Inc." and including in such notice as part thereof the proper year or years. PFFC agrees to duly execute and deliver to King Features, upon demand, all instruments which shall be necessary or proper more fully to effectuate the end and purpose of this clause. King Features agrees that in any derivative work permitted under this agreement wherein PFFC has reproduced the Cartoon or any part thereof PFFC shall as far as King Features is concerned have the exclusive right to make use of such work after all reproductions of the Cartoon or any part thereof have been removed from such work.

        11. King Features shall have the continuing right to approve artistic and literary materials displaying the Cartoon characters and name thereof licensed herein, and the manner of their use hereunder before said use. Such approval shall be in its sole discretion, shall be in writing, and shall not be unreasonably withheld. However, if King Features fails to approve or disapprove of any such materials within fifteen (15) days of its receipt thereof, its approval thereof shall be conclusively presumed.

        12. Upon the happening of any one of the following events, King Features shall have the option to terminate this agreement forthwith: (a) the filing by PFFC of a petition in bankruptcy; (b) the filing against PFFC of a petition of bankruptcy and the failure of PFFC to take affirmative action within sixty (60) days to have such a petition dismissed; (c) the making by PFFC of a general assignment for the benefit of its creditors; (d) the involuntary appointment of a receiver or trustee of all or substantially all of PFFC's assets and the failure by PFFC to take affirmative action within sixty (60) days to have such appointment dismissed; (e) the application for relief by PFFC under any insolvency law; (f) the liquidation, in whole or in part, of PFFC's business.

        13. The rights herein granted are personal to PFFC and may not, in whole or in part, be transferred or assigned without King Features' prior written consent, which consent will not be unreasonably withheld. King Features agrees, however, that PFFC has the right to sublicense its rights hereunder to its individual POPEYE franchisees provided that said franchisees are also bound by the same quality obligations imposed on PFFC hereunder. Additionally, PFFC shall have the right to offer its stock publicly. Notwithstanding the foregoing, nothing in this paragraph shall relieve PFFC of its obligations under this agreement.

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        14.     Except as otherwise provided herein, King Features warrants and represents that it has not heretofore granted nor will it hereafter grant any rights inconsistent with or in direct conflict with those granted hereunder. King Features further warrants and represents that it is the copyright proprietor of the Popeye character or controls the rights of the copyright proprietor thereof in the United States. In the event any countries listed in Schedule A shall not extend to King Features copyright protection for the Popeye character, notwithstanding King Features' ownership or control of the United States copyright in the Popeye character, such non-extension of copyright protection shall not affect the obligation to pay royalties as set forth in paragraph 4 hereof.

        In the event of any claim made against PFFC's right to use the Cartoon in accordance in accordance with this agreement in any country listed added to, Schedule A, King Features agrees to assist PFFC in defense of the claim at King Features' expense, and PFFC shall have the right to withhold and to apply royalties due King Features from that country to the extent required to defray the costs and expenses of defending against such adverse claims.

        If PFFC gives written notice to King Features that the royalties from the country or countries involved in the adverse claims are insufficient to defray PFFC's costs and expenses of defending against such claims, King Features shall at its option, either (1) undertake to defend against the adverse claims at its expense, or (2) delete the country from Schedule A, or (3) if the claim involves a licensed character other than POPEYE, delete said character from Schedule B as it relates to the country in

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issue. King Features will give written notice to PFFC of its option election within fifteen (15) days of its receipt of PFFC's aforesaid notice. If King Features elects option (1), PFFC agrees to render its assistance to King Features in such defense. The terms of this paragraph shall apply only to claims adverse to rights expressly granted by King Features, and shall not apply to use of the Cartoon names as service marks or trademarks by PFFC, the right to such usage not having been granted herein.

        15. PFFC acknowledges that the rights granted hereunder are of a special, unique and extraordinary nature and that the breach of this agreement will cause irreparable damage incapable of adequate compensation by damages in an action at law and accordingly, King Features shall be entitled to and PFFC consents to injunctive or other equitable relief to prevent or cure any breach or threatened breach of this agreement by PFFC.

        16. PFFC agrees to indemnify and hold King Features and its respective successors and assigns, harmless from and against all loss, liability, damage and expense (including reasonable attorneys' fees) arising out of any claims, demands, actions or suits resulting from PFFC's operation hereunder and in connection with the supply, operation of or franchising of POPEYES restaurants.

        PFFC warrants, represents and agrees that it will exercise its best efforts to insure that all food or other materials sold or supplied by it and its franchises and/or licensees and in connection with which the cartoons are used will at all times be of good merchantable quality, fit for human consumption, free from

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any deleterious or injurious ingredients or substances and shall be manufactured in strict adherence to all applicable laws.

        17. Nothing herein contained shall be deemed to create a partnership, joint venture or other similar relationship between the parties.

        18. PFFC shall have no right to use the Cartoon or any part thereof or equivalent thereto except to the extent expressly permitted hereunder. In this connection, it is understood that PFFC shall have no right hereunder to reproduce, use or sell or cause to be sold reproductions of the Cartoon, or any part thereof, either alone or in combination with any product or thing offered for sale or resale, except as specifically authorized in paragraphs 1 and 2 hereof with respect to the described operation of the restaurant business only. Upon termination of this agreement, PFFC agrees that it will not in any way or manner in connection with the sale of any product, service or thing, use or cause to be used, directly or indirectly, the Cartoon or any part, name or element thereof as licensed hereunder. However, nothing hereunder shall be construed to require PFFC's discontinuance of the POPEYES mark for its restaurant services or food products after this agreement is terminated.

        19. Subject to paragraph 2, any and all rights in and to the said Cartoon and characters not expressly granted to PFFC herein are reserved to King Features and any one or more of these said rights may be exercised or enjoyed by King Features, directly or indirectly, at any all and times including but not

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limited to the use of the Cartoon on foods, food ingredients and utensils intended for sale to the general public through outlets other than restaurants. In no circumstance shall King Features retain any right during the term of this license or thereafter to use or to authorize others to use POPEYES as a service mark or trademark in connection with restaurant services or chicken products of any kind.

        20. Any and all rights and remedies reserved by or to King Features herein shall be cumulative and shall not exclude any other right or remedy legally or equitably available. King Features' failure to insist upon the strict performance of any of the covenants or terms hereof to be performed by PFFC shall not be construed as a waiver of such covenants or terms.

        21. All notices required or desired to be given hereunder shall be by registered mail or telegram to the parties hereto at their addresses herein set forth or as such may be from time to time supplied in writing. Notices given by registered mail shall be deemed given on actual receipt by the addressee and those by telegram on the date delivered to the addressee by the telegraph office.

        22. PFFC agrees to pay any and all sales, use or other excise taxes, including interest and penalties, which may be now or hereafter imposed or levied on the transfer or use of artwork or material hereunder or upon any of the rights herein licensed or the exercise thereof. However, none of the foregoing
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taxes shall be deemed to mean or include those imposed or levied on King
Features in the nature of a corporate income tax.

        23. This agreement sets forth the entire understanding of the parties and may not be modified or waived, in whole or in part, except in writing signed by the party against whom such modification or waiver is sought to be enforced. There are no warranties, representations or promises other than those herein expressly set forth. This agreement shall be construed in accordance with and governed by the internal laws of the State of New York, United States of America.

        24. This agreement shall be binding upon and inure to the benefit of King Features and its successors and assigns.

                                THE HEARST CORPORATION

                                KING FEATURES SYNDICATE DIVISION


                            BY: /s/
                                ---------------------------------


                                POPEYES FAMOUS FRIED CHICKEN, INC.


                            BY: /s/ Alvin C.Copeland
                                ---------------------------------
                                Alvin C. Copeland, President

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        To induce The Hearst Corporation to enter into the foregoing agreement
A. Copeland Enterprises, Inc. guarantees the performance by its subsidiary Popeyes Famous Fried Chicken, Inc. of all the terms and conditions which are to be performed by Popeyes Famous Fried Chicken, Inc. under the said agreement

                                        A. COPELAND ENTERPRISES, INC.


                                BY: /s/ Alvin C. Copeland
                                   ---------------------------------
                                     Alvin C. Copeland, President

                                      -14-
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                                   SCHEDULE A

Afghanistan                     Guyana                Paraguay
Albania                         Haiti                 Peru
Algeria                         Honduras              Philippines
Andorra                                               Poland
Angola                          Hungary               Portugal
Argentina                       Iceland               Qatar
Australia                       India                 Romania
Austria                         Indonesia             Rwanda
Bahamas                         Iran                  Saint Lucia
Bahrain                         Iraq                  Saint Vincent & Grenadines
Bangladesh                      Ireland               San Marino
Barbados                        Israel                Sao Tome & Principe
Belgium                                               Saudi Arabia
Belize                          Ivory Coast           Senegal
Benin                           Jamaica               Seychelles
Bhutan                          Japan                 Sierra Leone
Bolivia                         Jordan                Singapore
Botswana                        Kampuchea             Solomon Islands
Brazil                          Kenya                 Somalia
Bulgaria                        Kiribati              South Africa
Burma                           Korea (North)         Soviet Union
Burundi                         Korea (South)         Spain
Cambodia                        Kuwait                Sri Lanka
Cameroon                        Laos                  Sudan
Cape Verde                      Lebanon               Suriname
Central African Republic        Lesotho               Swaziland
Chad                            Liberia
Chile                           Libya                 Switzerland
China                           Liechtenstein         Syria
Colombia                        Luxembourg            Taiwan
Comoros                         Madagascar            Tanzania
Congo                           Malawi                Thailand
Costa Rica                      Malaysia              Togo
Cuba                            Maldives              Tonga
Cyprus                          Mali                  Trinidad & Tobago
Czechoslovakia                  Malta                 Tunisia
Denmark                         Mauritania            Turkey
Djibouti                        Mauritius             Tuvalu
Dominica                        Mexico                Uganda
Dominican Republic              Monaco                United Arab Emirates
Ecuador                         Mongolia              United Kingdom
Egypt                           Morocco               Upper Volta
El Salvador                     Mozambique            Uruguay
Equatorial Guinea               Namibia               Vanuatu
Ethiopia                        Nauru                 Vatican City
Fiji                            Nepal                 Venezuela
Finland                         Netherlands           Vietnam
Gabon                           New Zealand           Western Sahara
Gambia                          Nicaragua             Western Samoa
East Germany                    Niger                 Yemen (Aden)
West Germany                    Nigeria               Yemen (Sanaa)
Ghana                           Norway                Yugoslavia
Greece                          Oman                  Zaire
Grenada                         Pakistan              Zambia
Guatemala                       Panama                Zimbabwe
Guinea                          Papua New Guinea
Guinea-Bissau

                                   SCHEDULE B
                                   ----------

        POPEYE                                          NANA OYL

        OLIVE OYL                                       KING BLOZO

        SWEE'PEA                                        EUGENE THE JEEP

        BRUTUS                                          BERNARD

        SEA HAG                                         WIFFLE HEN

        DUFUS                                           GERARD

        HAM GRAVY                                       SALTY

        MARS MAN                                        WIMPY


        (Use of the name Wimpy or variations thereof may subject PFFC to legal liability for which King Features shall not be responsible, nor shall the provision of paragraph 14 apply).

King Features shall add character (s) to Schedule B if such characters meet all of the following three conditions: (i) the character is considered, in the sole opinion of King Features, a regular character of the POPEYE cartoon strip and can be licensed as provided for herein: (ii) King Features is the sole owner of the copyright to the character in the United States of America and
(iii) King Features is not obligated in its sole opinion to share any royalties produced under this license with any person or entity.